UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 2, 2013

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K
CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013-2015 Long-Term Incentive Compensation Program

On April 16, 2013 and May 2, 2013, respectively, the U.S. Bankruptcy Court for the District of Delaware and the Compensation Committee (the “Committee”) of the Board of Directors of W. R. Grace & Co. (“Grace”) approved the terms of the Grace 2013-2015 Long-Term Incentive Compensation Program (“2013 LTIP”) for executive officers and certain other key employees of Grace. Awards under the 2013 LTIP are payable 50% in Performance Based Units (“PBUs”) and 50% in options to purchase Grace Common Stock

The number of stock options included in the stock option portion of an individual's 2013 LTIP is calculated by dividing 50% of such individual's total 2013 LTIP target award value by the exercise price of the stock options and multiplying the result by 3.77 (a Black Scholes factor calculated in consultation with the Committee's independent compensation consultant, Towers Watson). The exercise price of the stock options will be the average of the high and low market price of Grace Common Stock on the date of grant. One third of the awarded stock options will vest in 2014, one-third will vest in 2015, and the remaining one-third will vest in 2016. The stock options will generally be exercisable for a period of 5 years after grant and are issued on the terms and conditions of the Grace Amended and Restated 2011 Stock Incentive Plan (the “Plan”).

The number of PBUs included in the PBU portion of an individual's 2013 LTIP is calculated by dividing 50% of such individual's total 2013 LTIP target award value by the price of a share of Grace Common Stock on the date of the grant. The PBU is subject to both time-based and performance-based vesting criteria. Pursuant to the time-vesting provision, the PBUs will vest on the award payout date in early March 2016 and the grantee generally will not vest in a PBU unless the grantee is an employee of Grace on the award payout date.

Pursuant to the performance-based vesting criteria, actual PBU award payouts will be based on the total growth in Grace's LTIP Adjusted EBIT over the three year period commencing on January 1, 2013 and ending on December 31, 2015.

In order to earn the target PBU award payout, Grace must achieve the targeted LTIP Adjusted EBIT growth for the three year performance period as set by the Committee. No PBU award payout will be made if the growth in LTIP Adjusted EBIT is less than 50% of the target, and twice the PBU award payout will be made if the growth in Adjusted EBIT is 150% of the target.

The actual number of shares of Common Stock awarded will be determined by applying linear interpolation between the target amounts. Grace expects that all or a majority of the PBU awards to Grace officers will be settled in Grace Common Stock; however, the Committee retains the discretion to settle all or some part of the PBUs in cash. In determining the actual number of shares of Common Stock awarded, the Committee has discretion, under certain circumstances, to determine final awards based on results. The PBUs are issued on the terms and conditions of the Plan. The Committee has discretion to interpret, amend, implement and terminate the 2013 LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ MARK A. SHELNITZ
Mark A. Shelnitz
Secretary

Dated: May 2, 2013